FOR IMMEDIATE RELEASE

Middlesex Water Company ANNOUNCES

QUARTERLY CASH DIVIDEND

ISELIN, NJ January 28, 2016 -- Middlesex Water Company (NASDAQ: MSEX) announced today that its Board of Directors has approved a regular quarterly dividend of $0.19875 per common share payable on March 1, 2016 to holders of record as of February 12, 2016. Middlesex Water has paid cash dividends in varying amounts continually since 1912 and has increased its dividend for 43 consecutive years.

Organized in 1897, Middlesex Water provides regulated and unregulated water and wastewater utility services in New Jersey, Delaware and Pennsylvania through various subsidiary companies. To learn more about Middlesex Water, including information about its Direct Share Purchase and Sale and Dividend Reinvestment Plan, visit the Investor Relations section at www.middlesexwater.com or call (732) 638-7549.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, our long-term strategy and expectations, the status of our acquisition program, the impact of our acquisitions, the impact of current and projected rate requests and the impact of our capital program on our environmental compliance. There are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements including: general economic business conditions, unfavorable weather conditions, the success of certain cost containment initiatives, changes in regulations or regulatory treatment, availability and the cost of capital, the success of growth initiatives and other factors discussed in our filings with the Securities and Exchange Commission.

Contact:

Bernadette Sohler, Vice President – Corporate Affairs

Middlesex Water Company,

1500 Ronson Road

Iselin, New Jersey 08830

(732) 638-7549

www.middlesexwater.com